UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 900 North McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (669) 900-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 10, 2014, Silicon Graphics International Corp. (the " Company ") and its subsidiary, Silicon Graphics Federal, LLC (“SGI Federal”), entered into Amendment Number Seven to Credit Agreement and Waiver (the "Amendment ") with certain lenders (the " Lenders ") and Wells Fargo Capital Finance, LLC, as administrative agent for the Lenders (“Agent”).  Such Amendment further amends the terms of the Credit Agreement by and among the parties dated December 5, 2011, as amended (the “Credit Facility”).

The Amendment revises certain defined terms under the Credit Facility and provides a waiver for the Company not being in compliance with Section 6.9(d) of the Credit Facility after making certain repurchases of its stock during the fiscal year ended June 27, 2014 without the required Net Availability under the Credit Facility at the time of such purchases.

The Amendment, at the Company's request, (1) revises the definition of “Borrowing Base” set forth in the Credit Facility to increase the Eligible US Government Accounts sublimit from $5,000,000 to $10,000,000 and (2) revises the definition of “EBITDA” set forth in the Credit Facility to increase the Company’s consolidated net earnings (or loss) to include an add back of restructuring expense up to a maximum of $5,000,000, to be incurred during the fiscal year ending June 26, 2015.

As of the date of this filing, the Company had no balance outstanding under the Credit Facility and the maximum amount available to be borrowed under the Credit Facility was approximately $23.0 million, taking into account a $2.0 million outstanding letter of credit backing the Company's obligations to a supplier.

After giving effect to the Amendment, the Company is in compliance with all covenants under the Credit Facility as of the date hereof.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Facility.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

10.1	Amendment Number Seven to Credit Agreement and Waiver dated November 10, 2014 by and among the Company and SGI Federal, and the Lenders and Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.

Dated: November 14, 2014	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

10.1	Amendment Number Seven to Credit Agreement and Waiver dated November 10, 2014 by and among the Company and SGI Federal, and the Lenders and Agent.